UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Talamine Court Colorado Springs, CO	80907-5186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The Spectranetics Corporation (the “Company”) has implemented enhancements to its stock ownership policy and employee retention program.

The Company has enhanced its stock ownership policy for members of its Board of Directors to also include Company officers. Under the policy, each director is required to own Spectranetics stock with a value equal to three times their annual cash retainer; the chief executive officer is required to own Spectranetics stock with a value equal to three times annual salary; and each officer of the Company, except the chief executive officer, is required to own Spectranetics stock with a value equal to their annual salary. A transition period of 36 to 48 months for the director and officer stock ownership policies, respectively, has been established to allow individual directors and officers sufficient time to comply with the policy.

As part of the enhancements to the Company’s employee retention program, Spectranetics has granted a total of 978,000 performance-based stock options to all levels of management and certain key employees. These options have an exercise price of $2.74 and will vest upon the achievement of a $9 share price, based on a 10-day average closing price of Spectranetics common stock. If the $9 share price is achieved within four years of the grant date, the stock options will vest pro-rata over that four-year period. The Company has recruited strong talent to the Company and believes these grants will help it continue to retain the people needed to support the Company’s success. In connection with these grants, the Company will seek shareholder approval at its 2009 Annual Meeting of an amendment to the 2006 Incentive Award Plan to increase the number of authorized shares available for issuance under the plan.

The Company believes the performance-based stock option grants, coupled with separate enhancements to its stock ownership policy, further aligns the interests of its Board of Directors, management and employees with those of shareholders.

Safe Harbor Statement
This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties may include adverse results of the FDA and ICE investigation and the litigation described above that could result in an adverse impact on the Company’s business. For a further list and description of such risks and uncertainties that could cause the actual results, performance or achievements of the Company to be materially different from any anticipated results, performance or achievements, please see the Company’s previously filed SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and subsequent Form 10-Q filings. Spectranetics disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2008

The Spectranetics Corporation
(registrant)

By: /s/ Guy A. Childs
Name: Guy A. Childs
Its: Chief Financial Officer